UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☑           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

ACTIVECARE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

Page

Invitation to Stockholders	ii
Notice of Meeting	1
Proxy Statement	2
Questions and Answers About the Meeting	3
Voting of Shares	5
Proxy Solicitation	7
Directors, Executive Officers and Corporate Governance	8
Security Ownership of Certain Beneficial Owners and Management	12
Section 16(a) Beneficial Ownership Reporting Compliance	13
Review, Approval or Ratification of Transactions with Related Persons	13
Executive Compensation	14
Report of the Audit Committee	18
Overview of Proposals	19
Proposal One – Election of Directors	19
Proposal Two – Approval of Increase in Authorized Capital	20
Proposal Three – Advisory Vote on Executive Compensation	21
Proposal Four – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	21
Proposal Five – Approval of 2013 Equity Compensation Plan	22
Proposal Six – Ratification of Independent Registered Public Accounting Firm	27
Other Business	28
Householding of Annual Meeting Materials	29
Proposals for the Next Annual Meeting	29
Annual Report	29

ACTIVECARE, INC.
5095 West 2100 South
Salt Lake City, Utah 84120
(801) 974-9474

January 31, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ActiveCare, Inc., that will be held on Monday, March 25, 2013 at 11:00 a.m., at the corporate headquarters located at 5095 West 2100 South, Salt Lake City, Utah.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting and the Proxy Statement.  In addition to the matters to be voted on, following the meeting there will be a report on our progress and an opportunity for stockholders to ask questions.

After reading the Proxy Statement, please follow the voting instructions in this Proxy Statement to ensure that your shares will be represented.  YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE, AND RETURN A PROXY CARD, REGISTER YOUR VOTE BY TELEPHONE, OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of our Annual Report to Stockholders is available on the Corporation’s website at www.ActiveCare.com.  The Annual Report is not a part of the proxy solicitation materials, except to the extent it is incorporated by reference therein.

If you have any questions about the meeting, we invite you to communicate with Michael G. Acton, Chief Financial Officer.

Sincerely yours,

/s/ David G. Derrick

David G. Derrick
Chairman and CEO

ii

ACTIVECARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held March 25, 2013

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders (“Annual Meeting”) of ActiveCare, Inc., a Delaware corporation (the “Corporation”), will be held at the corporate headquarters located at 5095 West 2100 South, Salt Lake City, Utah, on Monday, March 25, 2013, at 11:00 a.m. Mountain Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect five directors to hold office until the next annual meeting of the Corporation’s stockholders and thereafter until their respective successors have been elected or appointed and qualified;

2.	To approve an amendment to the Certificate of Incorporation of the Corporation to effect a reverse stock split of the Corporation’s common stock, at a ratio of one-for-ten in the discretion of the Board of Directors without further approval or authorization of the Corporation’s stockholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year from the date of the Annual Meeting;

3.	To consider an advisory vote on executive compensation;

4.	To consider an advisory vote on the frequency of future advisory votes on executive compensation;

5.	To approve adoption of the 2013 Equity Compensation Plan of the Corporation;

6.	To ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

7.	To transact such other business that properly comes before the Annual Meeting or any adjournment or postponements thereof.

Only ActiveCare stockholders of record at the close of business on Monday, February 11, 2013, are entitled to notice of, and to vote at, this Annual Meeting and any adjournment thereof. It is important that your shares be represented at the meeting.  Please follow the voting instructions in this Proxy Statement, regardless of whether you plan to attend in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael G. Acton

Michael G. Acton
Chief Financial Officerand Corporate Secretary

Salt Lake City, Utah
January 31, 2013

IMPORTANT

Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.  Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ACTIVECARE, INC.

PROXY STATEMENT FOR
2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 25, 2013

This Proxy Statement contains information related to the Annual Meeting of Stockholders (“Annual Meeting”) of ActiveCare, Inc., a Delaware corporation (“we,” “us,” “our,” the “Corporation” or “ActiveCare”), to be held at 11:00 a.m. Mountain Time on Monday, March 25, 2013, at our corporate headquarters, 5095 West 2100 South, Salt Lake City, Utah and at any postponements or adjournments thereof.

A form of proxy is furnished with this Proxy Statement to all stockholders of the Corporation for use at the Annual Meeting.  This proxy is solicited on behalf of the Board of Directors of the Corporation (the “Board of Directors”).  We will pay the cost of preparing and disseminating this information.  In addition to the solicitation of proxies by use of the mail, our directors, officers and employees may solicit proxies personally or by telephone or facsimile or otherwise.  Management of the Corporation will not be separately compensated for such solicitation services, although we may reimburse them for their out-of-pocket expenses, if any.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of common stock held by such persons, and we will reimburse such brokerage firms and others for their expenses incurred in connection therewith.

Please register your vote by following the voting instructions in this Proxy Statement or in the Notice of Internet Availability.  Each proxy executed and returned by a stockholder prior to the Annual Meeting will be voted according to the instructions given in the proxy.  Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person.  Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice to our Chief Financial Officer, by filing a revoking instrument or a duly executed proxy bearing a later date with our Chief Financial Officer, or by attending the Annual Meeting and voting in person.

We intend to mail the proxy materials to stockholders on or about March 1, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this Proxy Statement?

We are holding our Annual Meeting to elect the members of our Board of Directors, as described in Proposal One. In addition, we are seeking stockholder approval for an amendment authorizing a reverse stock split of 1 for 10 shares of common stock, and seeking advisory approval and ratification of the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2013, the adoption of the 2013 Equity Compensation Plan, and advisory approvals on matters relating to executive compensation, as more fully described in Proposals Three and Four.

What do I need to do now?

We urge you to carefully read and consider the information contained in this Proxy Statement. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement, by telephone, by returning a signed proxy card if you receive one as a stockholder of record of the Corporation, or by Internet if that option is available to you.

Who is entitled to vote?

You may vote if you owned common stock as of the close of business on February 11, 2013.  In addition, you may vote as explained below if you owned shares of our Series C Preferred Stock (“Series C Preferred”) or Series D Convertible Preferred Stock (“Series D Preferred”) as of the close of business on February 11, 2013.  On February 11, 2013, there were (i) 46,507,271 shares of common stock, (ii) 480,000 shares of Series C Preferred, convertible into 4,800,000 shares of common stock, and (iii) 789,402 shares of Series D Preferred, convertible into 39,470,100 shares of common stock, issued and outstanding and entitled to vote at the Annual Meeting as explained below.

How many votes do I have?

Each share of common stock that you own at the close of business on February 11, 2013 entitles you to one vote.  The Series C Preferred is non-voting stock; however, under the Delaware General Corporation Law, as amended (“DGCL”), the Series C stockholders are entitled to vote as a class on Proposal Two, the reverse stock split amendment.  Each share of Series D Preferred is entitled to vote on an as-converted basis on each of the proposals; each share entitles you to 50 votes.  By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series C Preferred and Series D Preferred were established by the Board. The designation, rights, preferences and privileges that the Board established for the Series C Preferred, as amended, are set forth in an Amended and Restated Certificate of Designation that was filed with the Secretary of State of the State of Delaware on May 3, 2012 (the “Certificate of Designation – Series C”). Among other things, the Certificate of Designation – Series C provides that the series is non-voting. The designation, rights, preferences and privileges that the Board established for the Series D Preferred are set forth in an Amended and Restated Certificate of Designation that was filed with the Secretary of State of the State of Delaware on February 2, 2012 (the “Certificate of Designation – Series D”). Among other things, the Certificate of Designation – Series D provides that each share of Series D Preferred entitles the holder to 50 votes on an as-converted basis with the Common Stock.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director, FOR the ratification of the selection of Tanner LLC as our independent registered public accountant, as well as FOR approval of the reverse stock split amendment, FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein; and FOR approval on an advisory basis of stockholder advisory votes on executive compensation every three years.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?

You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

●	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

●	Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

●	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?

A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What happens if I do not vote?

If you are a record holder of your shares and you do not submit a proxy card, vote at the Annual Meeting in person, or register your vote by Internet or telephone, if that is available to you, your shares will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the Annual Meeting. If you submit a proxy card and affirmatively elect to abstain from voting, your shares will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the Annual Meeting.

If my ActiveCare shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on all proposals?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal, and therefore broker non-votes and abstentions have no effect on the proposal relating to the election of directors.  In the case of each of the other proposals, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.  Approval of these other proposals also requires the affirmative vote of a majority of the shares necessary to constitute a quorum, however, and therefore broker non-votes and abstentions could prevent the approval of these other proposals because they do not count as affirmative votes.  In order to minimize the number of broker non-votes, the Corporation encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions received from it.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Tanner LLC as the Corporation’s independent registered public accounting firm for fiscal year 2013 (Proposal Six) is considered a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Six. All other proposals are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on the remaining Proposals One through Five.

Can I change my vote after I have mailed my signed proxy or direction form?

Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the Annual Meeting by:

●	delivering to our Chief Financial Officer a signed notice of revocation;

●	granting a new, later-dated proxy, which must be signed and delivered to the Chief Financial Officer; or

●	attending the Annual Meeting and voting your shares in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee’s directions in order to change your vote or revoke your proxy.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards for a variety of reasons.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card.  It is very important that you complete, sign, date and return each proxy card and voting instruction card that you receive.

What if I object to the proposed transactions? Do I have dissenter’s rights?

You may register your objection to a proposal by voting your shares against the proposal.  However, there are no appraisal or other “dissenter’s rights” available under the DGCL for the types of transactions and proposals discussed in this Proxy Statement.

Who will count the votes?

Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of ActiveCare will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K, which the Corporation is required to file with the SEC within four business days following the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?

We will pay all of the costs of soliciting these proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation. We will not pay additional compensation to these individuals.

How do I submit a stockholder proposal for next year's Annual Meeting?

Any stockholder who intends to present a proposal at the 2014 Annual Meeting of Stockholders must deliver such proposal for inclusion in our proxy materials for that meeting in the manner described in “Shareholder Proposals” below.

Who should I call if I have questions?

If you have questions about the proposals or the Annual Meeting, you may call Michael G. Acton, Chief Financial Officer, at (801) 974-9474. You may also send an e-mail to macton@activecare.com.

VOTING OF SHARES

Record Date and Voting Power

Our Board of Directors has fixed the close of business on February 11, 2013 as the “Record Date” for determining the stockholders entitled to receive notice of, and to vote at the Annual Meeting.  At the close of business on the Record Date there were 46,507,271 shares of common stock, par value $0.00001 per share, 480,000 shares of Series C Preferred, par value $0.00001 per share, and 789,402 shares of Series D Preferred, par value $0.00001 per share, issued and outstanding and entitled to vote at the Annual Meeting.  The Series C Preferred are entitled to vote as a class on Proposal Two, the increase in authorized shares amendment.  Our common shares are held by approximately 2,600 stockholders.

Quorum Requirement

A majority of the votes of a voting group entitled to be cast at the Annual Meeting on any matter constitutes a quorum of that voting group.  If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares will be considered part of the quorum.  Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present.  Once a quorum is present, voting on specific proposals may proceed.  If less than a quorum of our shares is represented at the Annual Meeting, a majority of the shares actually represented may adjourn the meeting without further notice for a period not to exceed 30 days at any one adjournment.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.  Once a share is represented for any purpose at the Annual Meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjourned meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

Vote Required

Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (cumulative voting is not allowed), (2) holders of a majority of the Series C Preferred, voting as a class, the common stock, and the Series D Preferred voting on an as-converted basis and as a class, present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the proposal regarding the reverse stock split amendment.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the common shares, with the Series D Preferred voting on an as-converted basis, present in person or represented by proxy, and entitled to vote at the Annual Meeting.  The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes ae not counted for the purpose of determining whether a matter has been approved.

The advisory vote on the frequency of the advisory vote on executive compensation will be decided by the alternative receiving the affirmative vote of the highest number of voting shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. Because the advisory vote on the frequency of the advisory vote on executive compensation is a non-binding advisory vote, the Board may decide that it is in the best interests of the stockholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

The vote on adoption of the 2013 Equity Compensation Plan will be decided by the affirmative vote of a majority of the common shares (with the Series D Preferred voting on an as-converted basis), present in person or represented by proxy, and entitled to vote at the Annual Meeting.

The vote on the engagement of the Corporation’s independent registered public accounting firm will be decided by the affirmative vote of a majority of voting shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes

Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions have no effect on the election of directors.  However, because the approval of a majority of shares present and entitled to vote is required to approve the adoption of the amendment to our Certificate of Incorporation, adoption of the 2013 Equity Compensation Plan, and the ratification of the selection of our independent registered public accounting firm, abstentions have the same effect as a vote against these proposals.

If you hold shares through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion only with respect to certain, routine matters.  Broker non-votes are shares held by brokers or other nominees that do not have discretionary voting authority with respect to a matter and have not received specific voting instructions from the beneficial owner.  Broker non-votes will be counted for purposes of establishing a quorum but will otherwise have no effect on the outcome of the vote on any of the matters presented for your vote, except as described above.

How You Can Vote

You can vote your shares using one of the following methods:

●	Vote by telephone using the instructions on the proxy card or voting instruction card;

●	Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card; or

●
Attend and vote in person at the meeting.  If your shares are held in street or account name by a broker and you intend to vote in person at the meeting, you will need a copy of your account statement and verification from your broker that you were the beneficial owner of the shares in the account as of the Record Date.

Telephone voting are available 24 hours a day, and if you use this method, you do not need to return a proxy or voting instruction.  Unless you are planning to vote in person at the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Standard Time, on March 24, 2013.  Even if you submit your vote by one of the first two methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder.  Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

You May Revoke or Change Your Vote

You may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written revocation or a duly executed proxy bearing a later date.  A stockholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the stockholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card.  If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

1.	FOR the election of the Board of Directors’ nominees for directors listed in this Proxy Statement;

2.	FOR the reverse stock split amendment;

3.	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein;

4.	FOR approval on an advisory basis of stockholder advisory votes on executive compensation every three years;

5.	FOR adoption of the 2013 Equity Compensation Plan;

6.	FOR the ratification of the selection of Tanner LLC. as our independent registered public accountant for the year ended September 30, 2013; and

7.	In the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

We do not know of any other business that may be presented at the meeting.  If a proposal other than those listed in the Notice is presented at the Annual Meeting, your signed proxy card authorizes the persons named in the proxy to vote your shares on such matters in their discretion.

PROXY SOLICITATION

We are soliciting proxies from our stockholders for use by our Board of Directors at our Annual Meeting.  We will pay the cost of solicitation of proxies from our stockholders, including preparation, assembly, printing and mailing of this Proxy Statement and the proxy cards.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners.  We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners.  In addition to solicitation by use of the mail, proxies may be solicited by our management (including our Board of Directors, officers and employees), in person or by telephone, electronic mail, or other means of communication.  No additional compensation for soliciting proxies will be paid to our management or employees for such services.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Listed below are the Corporation’s five directors, each of whom is nominated for re-election at the Annual Meeting. Each of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of stockholders. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the five nominees named in this Proxy Statement.

The Board comprises a diverse group of experienced leaders in their respective fields. Many of the current directors currently hold or have held senior leadership positions in domestic and international companies. Each of them has also served for several years on our Board of Directors, gaining deep insight into our operations and our industry.  In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Several of the directors also have experience serving as executive officers, or on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends.

The following information describes the skills, qualities, attributes and experience of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

David G. Derrick – Chief Executive Officer and Chairman

On July 12, 2012, we engaged David G. Derrick as our new Chief Executive Officer and Chairman of our Board of Directors.  Mr. Derrick assumed the post previously occupied by James J. Dalton, whose resignation took effect with the appointment of Mr. Derrick.  From February 2001 until June 30, 2011, Mr. Derrick was the Chairman and Chief Executive Officer of SecureAlert, Inc., the former parent corporation of the Corporation. Prior to joining SecureAlert, Inc., Mr. Derrick occupied directorship and management positions in other companies.  From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah, College of Business.  Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics and a Masters in Business Administration degree with an emphasis in Finance.  Our Board of Directors believes Mr. Derrick’s long association with our business and its development during the period we were affiliated with SecureAlert, Inc. and his long support of the Corporation uniquely qualify him to serve as our principal executive officer and Chairman.

James G. Carter - Director

Mr. Carter joined our board in September 2008.  He is the founder and principal of J. Carter Wine & Spirits, Inc. (1989-2002) and is a director and former president of White Beeches Golf & Country Club since 1990.  Mr. Carter’s business experience includes Vice President of Sales & Marketing (North America and Caribbean) for Suntory International Corp. (1981-1989), National Sales Director Wines for Austin Nichols & Company, Inc. (1975-1980).  He is a former Councilman and Council President for the Township of Washington (Bergen County, New Jersey).  He retired in 2000.  Mr. Carter attended Villanova University. Mr. Carter has a very strong sales and marketing background with Suntory International Corp and Austin Nichols & Company.  We believe that Mr. Carter’s experiences in starting, owning, and operating his own business and his extensive sales experience, qualify him to serve as a member of our Board of Directors as we continue to develop our distribution networks and design our marketing and sales programs.

William K. Martin - Director

Mr. Martin joined our board in September 2008.  He is a founder/partner/broker of Commerce CRG, and has served as its managing director from 1993 through the present, as well as acting as the Associate Broker in the firm’s Park City, Utah, office since 2007.  Commerce CRG is a commercial real estate and management business, and is an independently owned and operated member of the Cushman & Wakefield Alliance, which focuses on commercial real estate and management. Mr. Martin has also been a board member of a number of national and international real estate service firms.  Mr. Martin has also been active in industry organizations and is currently a member of the Economic Development Corporation of Utah and sits on that organization’s executive board.  Mr. Martin has a Bachelor of Science degree from Utah State University in Applied Statistical and Computer Science and has earned the rank of Captain in the United States Air Force (retired).  Mr. Martin has a very strong sales and marketing background with Commerce CRG and Cushman Wakefield.  Mr. Martin’s qualifications to serve on our board include his past experience as a member of the State of Utah’s Economic Development board which give him insight into governmental affairs and government relations, and his sales experience, assisting as we begin to bring our products and services to market and establish our distribution channels.

Jack J. Johnson – Director

Mr. Johnson joined our board in October 2008.  In 1976, he founded the Jack Johnson Company, a land planning, civil engineering and architectural company specializing in residential and resort communities.  He has served as President of that company since its inception.  He also formed Land Equity Partners, a residential subdivision development company, and Resort Development Services, a company focusing on development of hotels and condominiums.  He received a degree in Civil Engineering from the University of Illinois in the late 1960s, and is a licensed civil engineer in several states.  His qualifications to serve on our board include his engineering background, which will help as we enter into research and development contracts related to our products and service solutions.  He is also well qualified as a result of his extensive business experience and sales expertise.

Robert J. Welgos – Director

Mr. Welgos joined our Board of Directors in June 2009.  He has a BS in engineering from the Newark College of Engineering (1962), and worked for 38 years with Allied Signal Corp (now Honeywell International), in various technical department management positions, including being responsible for operations of Customer Technical Service Dept., Design Engineering, Testing Laboratories, and Process Laboratories.  He also served as the Manager, North American Distributor Sales and Director of International Operations, where he established distribution networks throughout Pacific Rim and South America.  During this period, he was instrumental in the creation of joint ventures with Lucky Goldstar in Korea and Japan Synthetic Rubber in Japan.  Mr. Welgos retired from Allied Signal Corp in 2000.  Mr. Welgos is the Chairman of our board’s Audit Committee.  Among other things, Mr. Welgos’ education and extensive experience in the industries described above qualify him to advise our Corporation in our research and development agenda and customer service solutions.  In addition, his experience in Asia is important as we source our products and manufacturing.

Independence

Our shares trade in the over-the-counter market on the OTC Bulletin Board.  We continue to monitor the rules and regulations of the SEC and the NASDAQ Stock Market to ensure that a majority of our Board of Directors remain “independent” directors.  Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Carter, Johnson, Martin and Welgos is independent within the meaning of the SEC and NASDAQ Marketplace Rules.  This means that the Board of Directors has determined that those directors (1) are not officers or employees of ActiveCare or its subsidiaries and (2) have no direct or indirect relationship with ActiveCare that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Board Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee.  The composition and responsibilities of each committee are described below.  Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is comprised of two of our independent directors: Mr. Welgos and Mr. Martin.  Mr. Welgos serves as chair of the Audit Committee and is considered to be the financial expert on that committee.  Our Audit Committee has responsibility for, among other things:

●
selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by and the fees to be paid to our independent registered public accounting firm;

●	evaluating the qualifications, performance and independence of our independent auditors;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

●	preparing the Audit Committee report required by the SEC, to be included in this Proxy Statement.

As indicated above, our Board of Directors has affirmatively determined that Mr. Welgos and Mr. Martin meet the definition of “independent directors” for purposes of serving on an audit committee under applicable SEC rules, and we intend to comply with these independence requirements within the time periods specified.  In addition, the Board of Directors has determined that Mr. Welgos meets the standards established by the SEC to qualify as a “financial expert” under Item 407 of Regulation S-K under the Securities Act.  Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our corporate website at www.activecaresys.com.

Compensation Committee

Our Compensation Committee consists of two independent directors, Mr. Johnson and Mr. Carter.  Mr. Johnson is the chairman of our Compensation Committee.  The Compensation Committee is responsible for, among other things:

●
reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

●	reviewing succession planning for our executive officers;

●	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

●	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

●	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our corporate website at www.activecare.com or by contacting the Chief Financial Officer at macton@activecare.com.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions.  A copy of that code is available on our corporate website at www.activecare.com or by contacting or Chief Financial Officer at macton@activecare.com.

We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

Meetings of the Board of Directors and Committees

The Board of Directors is elected by and is accountable to our stockholders.  The Board establishes policy and provides our strategic direction, oversight, and control.  The Board met seven times during fiscal year 2012.  All directors attended 100% of the meetings of the Board and the Board committees of which they are members.

Executive Sessions of Independent Directors

The independent directors meet in executive session at scheduled times during the year.  We have not appointed a lead independent director.  During the year ended September 30, 2012, the independent directors met in executive session on 10 occasions, with each independent director in attendance.

Board Leadership Structure and Role in Risk Oversight

Currently, David G. Derrick serves as our Chairman of the Board of Directors, and as Chief Executive Officer.  The Corporation does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board of Directors to make a determination as to such positions from time to time and in a manner that it believes is in the best interest of the Corporation and its stockholders.

The Board of Directors believes that the traditional practice of combining the roles of Chairman of the Board and Chief Executive Officer currently provides the preferred form of leadership for the Corporation.  Given Mr. Derrick’s long tenure and vast experience with the Corporation, his significant contacts and relationships with our business partners and stockholders, and his proven leadership skills, the Board of Directors believes the best interests of the Corporation’s stockholders are met by Mr. Derrick’s continued service in both capacities.  The Board of Directors also believes that Mr. Derrick’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Corporation’s employees and other stakeholders.

Given the experience and qualifications the Corporation’s directors contribute to the Board’s activities, the Corporation has implemented a number of practices designed to encourage effective corporate governance.  These practices include:

●	the requirement that at least a majority of the Corporation’s directors meet the standards of independence applicable to the Corporation;

●
executive sessions of the independent members of the Board of Directors and committee meetings which include individual sessions with representatives of the Corporation’s independent registered public accounting firm, as well as the Corporation’s CFO and CEO; and

●	performance evaluations of the Corporation’s CEO by the Compensation Committee.

The Corporation’s management is primarily responsible to manage risk and inform the Board of Directors regarding the most material risks confronting the Corporation. The Board of Directors has oversight responsibility of the processes established to monitor and manage such risks.  The Board of Directors believes that such oversight function is the responsibility of the entire Board of Directors through frequent reports and discussions at regularly scheduled Board meetings.  In addition, the Board has delegated specific risk management oversight responsibility to the Audit Committee and to the independent members of the Board of Directors.  In particular, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting.  The independent members of the Board of Directors oversee risk management related to the Corporation’s corporate governance practices and the Corporation’s executive compensation plans and arrangements.  These specific risk categories and the Corporation’s risk management practices are reviewed by the entire Board of Directors in the ordinary course of regular Board meetings.

Communications with the Board of Directors

Stockholders may communicate directly with our Board of Directors by writing to them at Board of Directors, c/o Chief Financial Officer, ActiveCare, Inc., 5095 West 2100 South, Salt Lake City, Utah 84120.  All communications received in this manner will be opened by the Secretary of the Corporation for the sole purpose of determining whether the contents represent a message to our directors; after which they will be forwarded to the director or directors to whom addressed, except for communications that are (1) advertisements, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors, (2) solely related to complaints with respect to ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, Board of Directors, or related committee matters.

Director Compensation 2012

Each of our independent (non-employee) directors is paid a director’s fee of $37,500 per year.  No stock or option awards, non-equity incentive plan compensation, pension or deferred compensation, or other compensation were paid to our directors during the fiscal year ended September 30, 2012. Mr. Derrick is our principal executive officer and the chairman of our Board of Directors. Mr. Derrick received 80,000 Series D Preferred shares as a signing bonus in 2012; however, Mr. Derrick did not receive additional compensation for his service on the Board of Directors.  His compensation for the year ended September 30, 2012 is disclosed in the Summary Compensation Table, below

Family Relationships

None of the directors or executive officers of the Corporation is related by blood, marriage or adoption.

Executive Officers

In addition to Mr. Derrick, our management includes Jeff Peterson, Vice President of Finance, and Michael G. Acton, Chief Financial Officer (our principal financial officer) and Secretary-Treasurer.

Mr. Acton joined us as Secretary-Treasurer at the time of our incorporation.  He has been our Chief Financial Officer since June 2008.  From 1999 until June 2008, Mr. Acton was the Secretary-Treasurer of SecureAlert.  He also served as that company’s Chief Financial Officer from March 2001 until June 2008.  Mr. Acton is a Certified Public Accountant in the State of Utah.

Mr. Peterson, received his Bachelors of Science from the University of Utah in 2003 with dual majors in Finance and Business Administration.  He also worked directly with numerous venture capital firms through the country while a member of the University Venture Fund.  Specific duties included producing the due-diligence for the varying firms required for prospective investments.  He worked at Alpine Securities from 1999-2010 where held positions as broker, market maker, communications officer and AML Officer.  He held the following securities licenses with FINRA while employed with Alpine Securities: Series 7, 63, 55, and 24.  During this time and since, has assisted both private and public companies raise over $50 million.  He currently is serving as ActiveCare, Inc. Vice-President of Finance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Voting Securities and Principal Stockholders

The following tables contain information as of January 28, 2013 (the “Table Date”) with respect to beneficial ownership of shares of our common stock, for (1) all persons known to be holders of more than 5% of our voting securities based solely on the Corporation’s review of SEC filings, (2) each director, (3) each Named Executive Officer in the Summary Compensation Table of this Proxy Statement holding office on the Table Date, and (4) all executive officers and directors as a group.  As of the Table Date, 46,507,271 shares of the Corporation’s common stock were issued and outstanding.  In addition, there were 480,000 shares of Series C Preferred issued and outstanding, convertible into 4,800,000 shares of common stock, and 789,402 shares of Series D Preferred issued and outstanding, convertible into 39,470,100 shares of common stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of January 28, 2013, is deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to the tables and subject to applicable community property laws, we believe that each stockholder identified in the tables possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o ActiveCare, Inc., 5095 West 2100 South, West Valley City, Utah 84120.
5% Stockholders:
		Amount and Nature
		Of Beneficial
Title of Class	Name and address of Beneficial Owner	Ownership	Percent of Class
Common	James J. Dalton(1) PO Box 3621, Parke City, UT 84060	13,706,417	24.38%

Common	Advance Technology Investors LLC(2)	10,768,606	19.68%
	154 Rock Hill Road
	Spring Valley, NY 10977
Common	Darrell Meador (3)	2,640,000	5.39%
Common	Randall K. Gardner (4)	2,640,000	5.39%
Common	Kenith Lewis (5)	2,640,000	5.39%

Executive Officers and Directors:
		Amount and Nature
		Of Beneficial
Title of Class	Name and address of Beneficial Owner	Ownership	Percent of Class

Common	Jeffery Peterson(6)	7,294,000	13.86%
Common	William K. Martin(7)	5,526,178	11.06%
Common	David G. Derrick(8)	4,841,000	9.45%
Common	Michael G. Acton(9)	2,579,174	5.40%
Common	James G. Carter(10)	1,295,983	2.73%
Common	David S. Boone(11)	1,252,871	2.63%
Common	Robert J. Welgos(12)	938,593	1.99%
Common	Jack Johnson(13)	920,000	1.95%

All executive officers and directors as a group (9 persons) (14)		31,060,216	59.60%

(1)	Includes 3,854,417 shares of common stock and 9,852,000 warrants owned of record by Mr. Dalton, our former Chief Executive Officer and Chairman of our Board of Directors.

(2)
Includes 2,413,456 shares of common stock, and 480,000 shares of Series C Preferred and 71,103 shares of Series D Preferred, which are convertible to 4,800,000 and 3,555,150 shares of common stock, respectively, owned of record by Advanced Technology Investors LLC (“ATI”). By agreement, ATI may not vote or convert the preferred shares held by it into common stock in an amount that would result in ATI becoming the holder of more than 4.99% of the issued and outstanding common stock of the Corporation at any given time.

(3)	Includes 52,800 shares of Series D Preferred, which is convertible to 2,640,000 shares of common stock, owned of record by Mr. Meador, the President of our subsidiary, 4G.
(4)	Includes 52,800 shares of Series D preferred stock, which is convertible to 2,640,000 shares of common stock, owned of record by Mr. Gardner, the Chief Executive Officer of our subsidiary, 4G.
(5)	Includes 52,800 shares of Series D Preferred, which is convertible to 2,640,000 shares of common stock, owned of record by Mr. Lewis, one of the operating managers of 4G.
(6)
Includes 1,024,000 shares of common stock and 125,400 shares of Series D Preferred, which is convertible to 6,270,000 shares of common stock, owned of record by BlueStone Advising LLC, which is controlled by Mr. Peterson, our vice president of finance. By agreement, neither Mr. Peterson nor any entity affiliated with him may vote or convert any preferred shares held by any of them into common stock of the Corporation in an amount that would result in Mr. Peterson becoming the beneficial owner of more than 4.99% of the issued and outstanding shares of the Corporation’s common stock at any given time.

(7)	Includes 1,937,178 shares of common stock and 227,000 warrants owned of record by Mr. Martin, a member of our Board of Directors.
(8)
Includes 841,000 warrants and 80,000 shares of Series D Preferred, which is convertible to 4,000,000 shares of common stock, owned of record by Mr. Derrick, our Chief Executive Officer and Chairman of our Board of Directors.

(9)
Includes 1,214,174 shares of common stock, 150,000 warrants, and 24,300 shares of Series D Preferred, which is convertible to 1,215,000 shares of common stock, owned of record by Michael G. Acton, our Chief Financial Officer and Secretary-Treasurer.

(10)
Includes 181,333 shares of common stock, 227,000 warrants, and 17,753 shares of Series D Preferred, which is convertible to 887,650 shares of common stock, owned of record by Mr. Carter, a member of our Board of Directors.

(11)	Includes 1,252,871 warrants owned of record by Mr. Boone, our former Chief Executive Officer.
(12)
Includes 171,593 shares of common stock, 251,000 warrants, and 10,320 shares of Series D Preferred, which is convertible to 516,000 shares of common stock, owned of record by Mr. Welgos, a member of our Board of Directors.

(13)
Includes 75,000 shares of common stock, 215,000 warrants, and 12,600 shares of Series D Preferred, which is convertible to 630,000 shares of common stock, owned of record by Mr. Johnson, a member of our Board of Directors.

(14)	Duplicate entries eliminated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Corporation or written representations that no Forms 5 were required, the Corporation believes that all Section 16(a) filing requirements were timely met during fiscal year 2012, except as follows:

●	Mr. Acton, CFO, filed one late Form 4 to report on transaction; and
●	Mr. Carter, a director, filed one late Form 4 to report one transaction; and
●	Mr. Johnson, a director, filed one late Form 4 to report two transactions; and
●	Mr. Welgos, a director, filed one late Form 4 to report two transactions; and
●	Mr. Martin, a director, filed one late Form 4 to report one transaction; and
●	Mr. Derrick, Chairman and Chief Executive Officer, filed a late Form 3 reporting 3 transactions.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Transaction Review

Under our code of business conduct and ethics adopted in June 2009, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us.  In addition, they must report any potential conflict of interest, including related-party transactions, to their managers or our corporate counsel who then reviews and summarizes the proposed transaction for our Audit Committee.  Pursuant to its charter, our Audit Committee is required to then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee will be required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.  Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.  A copy of our code of business conduct and ethics and Audit Committee charter are available on our corporate website at www.activecare.com.

Transactions with Related Parties

During the year ended September 30, 2012, the Corporation owed $1,105,000 convertible notes to three of its officers.  The notes included $115,000 of loan origination fees added to the principal with 12% to 20% annual interest rates.  The Corporation also issued warrants for the purchase of 341,000 shares of common stock at an exercise price of $0.10 per share and 80,000 shares of Series D Preferred with total value of $347,130 at the date of grant.  During the fiscal year ended September 30, 2012, the Corporation repaid $244,522 of the loans along with $7,478 of interest, $92,400 of the notes was converted to 2,310,000 shares of common stock at $0.04 per share and $110,000 was converted to 55,000 shares of Series D Preferred at $2.00 per share.  As of the year ended September 30, 2012, $33,000 of the related-party notes was due on demand, and the remaining $620,686 was due on July 31, 2013.

During the year ended September 30, 2012, the Corporation also owed $708,278 under convertible notes and $351,000 under non-convertible notes to entities that were controlled by one of the key managers of our subsidiary.  The notes included $99,500 of loan origination fees added to the principal with annual interest rates between 12% and 15%.  As of September 30, 2012, $708,278 of the loans was due on demand and the remaining $351,000 was due on December 31, 2012.  As of the date of the report, the Corporation has not yet repaid these loans.

EXECUTIVE COMPENSATION

Management Agreement

During the fiscal year ended September 30, 2011, we entered into a four-year management contract with our then Chief Executive Officer, James J. Dalton, with an effective term of October 1, 2010 through September 30, 2014. Under that agreement, we paid Mr. Dalton for his services as follows:

●	4,000,000 restricted shares of common stock were granted to Mr. Dalton at a price of $0.46 per share, which vested immediately; and

●	Warrants for the purchase of 3,000,000 shares of common stock at a price of $0.50 per share.

During the fiscal year ended September 30, 2012, we accelerated the vesting of the above non-cash compensation to Mr. Dalton with total expense of $1,973,576. During the fiscal year ended September 30, 2012, we also granted Mr. Dalton warrants to purchase 3,600,000 shares of common stock at a price of $0.40 per share, for his services. The exercise price of these warrants was reduced to $0.10 per share during the fiscal year ended September 30, 2012, which resulted in additional compensation expense of $55,671.

On October 17, 2011, we engaged David S. Boone as our Chief Executive Officer. Mr. Boone assumed the post previously occupied by James J. Dalton, whose resignation took effect with the appointment of Boone. Mr. Dalton continued to serve as the Chairman of our Board of Directors until July 12, 2012. On February 16, 2012, Mr. Boone resigned as Chief Executive Officer and as a director of the Corporation to pursue other interests. The Board of Directors then re-appointed Mr. Dalton to the position of Chief Executive Officer of the Corporation.

During the fiscal year ended September 30, 2012, we paid Mr. Boone for his services as follows:

●	$68,742 in cash for consulting services; and
●	Warrants for the purchase of 1,252,871 shares of common stock at a price of $0.44 per share.

On July 12, 2012, Mr. Dalton again resigned as Chief Executive Officer and Chairman of the Board of Directors of the Corporation to pursue other interests. The Board of Directors then appointed Mr. David G. Derrick to the position of Chief Executive Officer and Chairman of the Board of Directors of the Corporation. The compensation payable to Mr. Derrick is described above and in the Summary Compensation Table, below.

Mr. Dalton continues to serve the Corporation as a consultant on investor relations. During the fiscal year ended September 30, 2012, we paid Mr. Dalton the sum of $120,000 for his consulting services to the Corporation.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code (“Code”), limits us to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain executive officers in a taxable year. Compensation in excess of $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code.

Our Board of Directors has determined that the stock purchase warrants granted under the management contract described above, with an exercise price at least equal to the fair value of our common stock on the date of grant should be treated as “performance-based compensation.” Our Board of Directors believes that we should be able to continue to manage our executive compensation program for our Named Executive Officers, defined below, so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by or paid to, each person acting as our Chief Executive Officer (principal executive officer) during fiscal years 2012 and 2011, and Mr. Acton, our principal financial officer and the only other executive officer earning in excess of $100,000 for services rendered in all capacities (collectively, the “Named Executive Officers”), who was serving in such capacity as of September 30, 2012.  The compensation paid to the Named Executive Officers did not include any bonus, nonequity incentive plan compensation, or non-qualified deferred compensation earnings.

Name and principal position	Year ended September 30,	Salary	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(i)	(j)

James Dalton,	2012	-	$1,380,000	$1,601,14	$7,153	$2,988,293
PEO	2011	-	$1,840,000	$791,434	$7,325	$2,638,759

David Boone, PEO	2012	$68,742	-	$343,378	-	$412,120

David G. Derrick, PEO	2012	$150,000	$320,000	-	$8,250	$478,250

Michael G. Acton,	2012	$120,000	$45,473	-	$29,310	$194,783
Chief Financial Officer	2011	$78,895	$411,426	-	$29,258	$519,579

(1)
Column (i) includes long-term care insurance and other personal benefits. The amounts included in that column, representing premiums paid by us for the applicable insurance policies, include the following:

Name	Term Life Insurance	Health Insurance	Dental Insurance	Vision Insurance
David G. Derrick	$-	$7,876	$311	$63
James J. Dalton	$103	$6,030	$768	$252
Michael G. Acton	$4,787	$23,025	$1,245	$252

(2)	All amounts paid under the management agreement described above. All amounts except those reported in column (c) and column (i) are non-cash amounts and represent stock or option grants.
(3)
Amounts in column (e) represent non-cash compensation expense of stock grants based on the market value of the stock on the grant date. The aggregate grant date fair value of stock awards to Mr. Dalton in the three-year period was $3,950,000. During the fiscal year ended September 30, 2010, we granted Mr. Acton $222,750 of restricted stock awards, which vest pursuant to certain performance conditions. As of September 30, 2012, none of the performance conditions were met. During the fiscal year ended September 30, 2012, we recognized $45,473 of expense associated with the restricted stock grants. During the fiscal year ended September 30, 2012, we granted Mr. Derrick Series D Preferred shares valued on the date of grant at $320,000, as a signing bonus.

(4)
Amounts in column (f) represent non-cash compensation expense based on the fair value of options on the date of grant, calculated using a binomial option-pricing model. During the fiscal year ended September 30, 2012, the options granted to Mr. Dalton have an aggregate grant date fair value of $1,007,564 using the following assumptions: exercise price of $0.40; risk-free interest rate of 0.40%; expected life of two and a half years; expected dividend of 0%; and a volatility factor of 130.61%. During the fiscal year ended September 30, 2012, the options granted to Mr. Boone have an aggregate grant date fair value of $343,378 using the following assumptions: exercise price of $0.44; risk-free interest rate of 0.40%; expected life of two and a half years; expected dividend of 0%; and a volatility factor of 130.61%.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding options and other equity awards owned by the Named Executive Officers as of September 30, 2012.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)	(f)	(#)	($)	(#)	($)
Name	Exercisable	Unexercisable	(d)	(e)		(g)	(h)	(i)	(j)
(a)	(b)	(c)

David G. Derrick, President and Chief Executive Officer	500,000	-	-	$0.10	9/29/2015	-	$-	-	$-
	341,000	-	-	$0.10	11/3/2016	-	$-	-	$-
	-	10,000,000	-	$0.10	7/11/2017	-	$-	-	$-

James J. Dalton,	3,600,000	-	-	$0.10	10/3/2016	-	$-	-	$-
Former President and Chief	2,250,000	-	-	$0.10	6/21/2016	-	$-	-	$-
Executive Officer	4,002,000	-	-	$0.10	5/11/2014	-	$-	-	$-

David S. Boone, Former President and Chief Executive Officer	1,252,871	-	-	$0.44	10/3/2016	-	$-	-	$-

Michael G. Acton, Chief Financial Officer	150,000	-	-	$0.10	6/21/2016	-	$-	-	$-

Options Exercised and Vested

During the fiscal year ended September 30, 2012, warrants for the purchase of 16,941,000 shares of common stock vested, options for the purchase of 2,000,000 shares of common stock were settled with 2,000,000 shares of common stock, and options for the purchase of 1,747,129 shares of common stock were forfeited and canceled.

Indemnification of Officers and Directors

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. We expect to obtain directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Equity Compensation Plans

Under management agreements in fiscal year 2009, 2011, and 2012 we granted our Chief Executive Officerequity compensation in the form of restricted stock and warrants for the purchase of common stock. We have also granted warrants for the purchase of common stock to our directors. The following table summarizes certain information concerning equity plan awards outstanding as of September 30, 2012.

Equity Compensation Plan Information
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)		Weighted-average exercise price of outstanding options, warrants, and right ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders
	0		$0	0

Equity compensation plans not approved by security holders	12,174,871		0.13	0
Totals	12,174,871	(1)	$0.13	0

(1)
Includes 1,070,000 shares of common stock issuable upon exercise of outstanding warrants granted to directors and 11,104,871 shares of common stock issuable upon exercise of outstanding warrants granted under personal compensation plan to our former chief executive officer.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Corporation’s audited financial statements for the year ended September 30, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Corporation specifically incorporates such information by reference in such filing.

To the Board of Directors of ActiveCare, Inc.:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The directors who serve on the Audit Committee are all independent for purposes of applicable SEC Rules. The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended September 30, 2012.

We have discussed with the independent registered public accountants of the Corporation, Hansen Barnett & Maxwell, P.C. and Tanner LLC, the matters that are required to be discussed by Statement on Auditing Standards No. 114, The Auditors Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accounting firm during its examination of the Corporation’s financial statements.

We have received and reviewed written disclosures and the letters from Hansen Barnett & Maxwell, P.C. and Tanner LLC, which is required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and we have discussed with Hansen Barnett & Maxell, P.C. and Tanner LLC their independence under such standards. We have concluded that the independent registered public accounting firms are independent from the Corporation and its management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements of the Corporation be included in the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Robert J. Welgos, Chair William K. Martin

OVERVIEW OF PROPOSALS

This Proxy Statement contains six proposals requiring stockholder action. Proposal One requests the election of five directors to the Board. Proposal Two requests the approval of the stockholders authorizing the Board of Directors to file an amendment to the Certificate of Incorporation, to effect a reverse stock split of the Corporation’s common stock, at a ratio of one-for-ten, at the discretion of the Board of Directors without further approval or authorization of the Corporation’s stockholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year from the date of the Annual Meeting. Proposals Three and Four relate to advisory votes of the stockholders on executive compensation and the frequency of such advisory votes in the future.  Proposal Five requests approval of the 2013 Equity Compensation Plan.  Proposal Six requests ratification of the appointment of Tanner LLC as the Corporation’s independent registered public accounting firm for the year ending September 30, 2013. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL ONE – ELECTION OF DIRECTORS

Summary

Five directors will be elected at the Annual Meeting.  Directors are elected at each annual meeting of the stockholders and serve one-year terms or until the next annual meeting when their respective successors are duly elected and qualified.  The persons named as proxies in the enclosed proxy intend to vote for the election of each of the following five nominees, unless instructions to the contrary are given in the proxy.  The five nominees for director are David G. Derrick, James G. Carter, William K. Martin, Jack Johnson, and Robert J. Welgos.  Each of the five nominees is currently serving as a member of our Board and has indicated that he is able and willing to continue to serve as a director.  Our Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.  However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxy holders will vote for such nominee or nominees as the Board of Directors may select.

Director Nominations

Our Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board of Directors for nomination or election as directors.  The Board of Directors believes that, because of our relatively small size, and because of the historically few and infrequent vacancies on the Board of Directors, it is in our best interest to permit all of the independent directors to fully participate in the director nomination process.  The Board of Directors has adopted a nominations process that provides that the independent directors, acting by a majority vote, are authorized to recommend individuals as nominees to the Board of Directors.

The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board of Directors for nominations to fill vacancies on the Board of Directors, and for selecting the nominees to be elected by our stockholders at each annual meeting.

Director Qualifications

The independent directors have established certain criteria they consider as guidelines in considering nominations to the Board of Directors.  These criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with us or our operations, and the availability and willingness to devote sufficient time to the duties of a director; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in our industry and with relevant social policy concerns; (d) experience as a board member of another publicly-held company; (e) academic expertise in an area of our operations; and (f) practical and mature business judgment.  The criteria are not exhaustive and the independent directors and the full Board of Directors may consider other qualifications and attributes they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.  The independent directors seek to assemble a board of directors that brings a variety of perspectives and skills derived from high-quality business and professional experience.

Stockholder Nominations

The independent directors may from time to time consider qualified nominees recommended by stockholders, who may submit recommendations to the independent directors through a written notice as described under “Stockholder Proposals” below.  Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

PROPOSAL NO. 2

APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
OF OUR COMMON STOCK WHEREBY EACH OUTSTANDING
TEN (10) SHARES OF COMMON STOCK
WOULD BE COMBINED INTO AND BECOME
ONE (1) SHARE OF COMMON STOCK

The affirmative vote of a majority of the votes cast on this matter is required to approve the reverse split of the Corporation’s common stock.

The Board of Directors recommends a vote FOR the reverse stock split in a ratio of one share for each ten shares outstanding.

UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS IN THIS PROXY STATEMENT DO NOT GIVE EFFECT TO THE REVERSE STOCK SPLIT

Background

The Corporation’s common stock is presently traded in the over-the-counter market on the OTC Bulletin Board.  The Board of Directors has authorized the proposed reverse stock split as a step toward applying for listing with the NASDAQ Stock Market, which requires a minimum stock price of $4 per share for initial listing qualification.  There can be no assurance that the Corporation’s application to NASDAQ will be accepted or that the Corporation will meet all of the listing requirements.  The Board believes that the listing of the common stock on the NASDAQ Stock Market is in the best interests of the Corporation and its stockholders.

In addition, the Corporation has issued convertible preferred stock, granted stock purchase warrants, and convertible debt instruments in amounts which, if converted immediately, would exceed the number of shares of common stock presently authorized by our Certificate of Incorporation.  The reverse stock split would permit the Corporation to reserve sufficient shares of common stock to meet its obligations under these securities, instruments and agreements.The Board believes that a reverse stock split will not adversely affect the relative rights and preferences of the holders of issued and outstanding shares of the common stock. The Board believes that, in light of the foregoing, it is in the best interests of the Corporation and its stockholders to effect a reverse stock split with respect to the common stock at a ratio of 1-for-10.

General

The Board of Directors has adopted, by unanimous vote, a resolution approving, subject to approval by our stockholders of an amendment to our Certificate of Incorporation, a reverse stock split of our common stock. If approved, each outstanding ten shares of common stock would be combined into and become one share of common stock.  The number of authorized shares of our common stock would not be changed or adjusted as a result of the reverse split.  The conversion rights and the exercise rights granted under our preferred stock and under options or warrants for the purchase of our common stock will be adjusted to reflect the effects of the reverse split.

The Board also believes the reverse stock split is necessary and advisable in order to maintain our financing and capital raising ability and to satisfy the current obligations of the Corporation with respect to the rights of the holders of our preferred stock, convertible debt instruments and stock purchase options or warrants to acquire shares of common stock upon the exercise of their respective conversion or purchase rights. The reverse stock split will make additional shares of authorized but unissued common stock available for issuance by the Board for stock dividends, acquisitions, additional capital raises, conversion of debt into equity, stock options or other corporate purposes.  The additional shares of common stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, and business combinations and investments.

Several of our creditors holding convertible Corporation debt and convertible equity securities require shares to reserved for issuance upon conversion of those instruments and securities.  Presently the Corporation does not have sufficient number of authorized and unissued shares of common stock to satisfy those obligations, should a notice of conversion or exercise, as the case may be, be received from all or substantially all of these holders at this time.  As of January 28, 2013, the following table details the shares of common stock required to be held on reserve under these instruments:

Fully Diluted Issued

Common stock outstanding as of 1/28/13	46,507,271
Convertible Debentures	57,514,804
Stock Purchase Warrants	42,949,510
Series C Preferred	4,800,000
Series D Preferred	39,470,100
Convertible Notes	2,860,000
Total - Current	194,101,684

As the Corporation has outstanding several convertible debentures which may be converted into common shares and warrants and options that may be exercised for the purchase of common stock, the share reserves described in the table above and the current authorized but unissued shares of common stock available to the Corporation for such conversions or exercises make it impossible to process conversions and exercises that may be requested in the future unless the reverse stock split is approved and effected.

We cannot make any assurance that any transactions described above (strategic transactions including acquisitions, joint ventures, etc.) will be consummated on favorable terms or at all, or that they will enhance stockholder value, or that they will not adversely affect the Corporation’s business or the trading price of the common stock. The Corporation does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.  We do not have any current plans to issue shares in connection with an acquisition, joint venture, or similar transaction.

The reverse stock split and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Corporation without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Corporation more difficult, and therefore less likely. Any such issuance of additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Corporation. The Board is not aware of any attempt or plan to take control of the Corporation and has not presented this proposal with the intention that the reverse stock split be used as a type of anti-takeover device.

The actual timing for implementation of the reverse split will be determined by our Board of Directors. We currently anticipate that if the reverse split is approved by stockholders at the Annual Meeting, it would be implemented as soon as practicable thereafter.

The affirmative vote of holders of a majority of the shares of (a) common stock, with the Series D Preferred voting on an as-converted basis, (b) the Series C Preferred, voting as a class, and (c) the Series D Preferred, voting as a class, represented in person or by proxy at the Annual Meeting is required to approve the reverse stock split.  If at any time, the Board of Directors, in its sole discretion, determines that the reverse stock split is no longer in the best interests of our stockholders, the reverse split may be abandoned at any time before, during or after the Annual Meeting and prior to the filing of the reverse stock split amendment to the Certificate of Incorporation, without further action by our stockholders.  For purposes of the vote to approve the reverse split amendment, abstentions and broker non-votes will not be treated as a vote cast at the meeting and will not have the effect of a vote cast against this proposal.

Purposes

The primary purpose for effecting the reverse split is to increase the per share trading price of our common stock so as to:

•	Gain acceptance of the Corporation’s common stock for listing on the NASDAQ Stock Market;

•
Bring the share price of our common stock, along with the number of shares of our common stock outstanding, to a range more appropriate for a NASDAQ Stock Market company and more in line with other companies with comparable market capitalization;

•	Broaden the pool of investors that are interested in investing in the Corporation by attracting new investors who would prefer not to invest in shares that trade at low share prices;

•	Make our common stock a more attractive investment to institutional investors;

•	Reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently low per share trading price and high number of shares outstanding;

•
Permit the Corporation to reserve a sufficient number of shares of common stock to keep its obligations under common stock purchase warrants, the conversion rights of the Series C Preferred and the Series D Preferred, and the conversion of certain debentures issued by the Corporation; and

•	Illustrate more effectively the impact of our operational efforts and cost reductions by enhancing the visibility of any changes to our reported earnings per share.

Factors Considered by Our Board of Directors

The Board believes that the listing of the common stock on the NASDAQ Stock Market is in the best interests of the Corporation and its stockholders.  The Board also considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. The Board believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated.

The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. A reverse stock split could result in a price level for our common stock that may reduce the adverse effect trading commissions have on our stockholders. Moreover, a reverse stock split would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded.

In addition, the Board believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a reverse stock split would bring the number of outstanding shares to a level more in line with other healthcare companies with comparable capitalizations. Moreover, the Board considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a reverse stock split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings per share attributable to the operational efforts of our management.

In evaluating whether or not to authorize the reverse split, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the reverse stock split.

Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by ten). While we expect that the reverse split will result in an increase in the per share price of our common stock, the reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

The Board of Directors considered all of the foregoing factors, and determined that the reverse stock split is in the best interest of the Corporation and its stockholders. As noted above, even if stockholders approve the reverse stock split amendment, the Board of Directors reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of the Corporation or its stockholders. The amendment will be filed, if at all, within one year of the date of adoption by the stockholders.

Principal Effects

General

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.

Number of Shares of Common Stock and Corporate Matters

If approved and implemented, the reverse split would have the following effects on the number of shares of common stock:

•	each ten shares of our common stock owned by a stockholder immediately prior to the reverse split would become one share of common stock after the reverse split;

•	the number of shares of our common stock issued and outstanding would be reduced from approximately 46 million shares to approximately 4.6 million shares;

•
all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, one-tenth of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options immediately preceding the reverse stock split, at an exercise price equal to ten times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split;

•
the number of shares of common stock issuable upon conversion of the Series C Preferred and the Series D Preferred would be reduced by dividing by ten the number of shares issuable upon conversion immediately preceding the reverse stock split; and

•
the number of shares of our common stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plans will be reduced to one-tenth of the number of shares currently included in such plans.

The reverse split will affect all of our common stockholders uniformly and will not change the proportionate equity interests of our common stockholders, nor will the respective voting rights and other rights of stockholders be altered.

Effect on Preferred Stock

We have shares of preferred stock outstanding, that at present are convertible into shares of common stock.  Pursuant to the Certificate of Designation – Series C and the Certificate of Designation – Series D, the reverse stock split will cause a reduction in the number of shares of common stock issuable upon conversion of either series of preferred stock in proportion with the one-share-for-ten ratio.  Accordingly, the number of shares of preferred stock authorized to be issued under our Certificate of Incorporation would remain unchanged, as would the number of issued and outstanding shares of our Series C Preferred and Series D Preferred, but the number of shares into which the Series C Preferred and Series D Preferred are convertible would be one-tenth of the number of shares issuable upon conversion prior to the effective date of the reverse split.

Effect on Common Stock Warrants and Options

We have warrants outstanding for the purchase of shares of our common stock. We issued these warrants in connection with financing arrangements and in connection with services provided by certain employees and outside advisors. Pursuant to the applicable warrant agreements, upon effectiveness of the reverse stock split, the holders of the warrants, upon exercise of the warrants, will be entitled to purchase one-tenth of the number of shares of our common stock that such holder would have been able to purchase upon exercise of the warrants immediately preceding the reverse stock split, at an exercise price equal to ten times the exercise price in effect immediately before the reverse stock split.

Fractional Shares

The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse stock split.  Stockholders should recognize that if a reverse stock split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by ten, reflecting the ten-for-one-exchange ratio).  Fractional shares which would otherwise be held by the stockholders of our common stock after the reverse split will be rounded up to the next whole share. The number of stockholders of record would not be affected by the reverse stock split.

If approved and implemented, the reverse stock split could result in some stockholders owning "odd-lots" of less than 100 common stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even-lots" of even multiples of 100 shares.

Accounting Matters

The reverse stock split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts.  As a result of the reverse stock split, the stated capital component attributable to our common stock will be reduced to an amount equal to one-tenth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The net book value per share of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Procedure for Effecting the Reverse Split

If our stockholders approve the reverse split amendment and the Board of Directors determines that a reverse stock split, at a ratio of 1-to-10, continues to be in the best interests of the Corporation and its stockholders, the Board will effect the reverse split by filing with the Delaware Secretary of State, an amendment to our Certificate of Incorporation, substantially in the form of the Amendment attached hereto as Exhibit “A.”  Except as described above under “Fractional Shares,” at the effective time, each ten shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, subject to the treatment for fractional shares described above, each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Our transfer agent, American Stock Transfer & Trust, will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Even if the stockholders approve the reverse split, we reserve the right not to effect the reverse stock split if in the opinion of the Board of Directors it would not be in the best interests of the Corporation and its stockholders.Required Vote and Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REVERSE STOCK SPLIT.

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that we include in this Proxy Statement for the 2013 Annual Meeting of Stockholders a non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers as described in the above under Executive Compensation, and the compensation tables, set forth in the Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Corporation’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of ActiveCare, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held March 25, 2013, pursuant to Item 402 of Regulation S-K, including the narrative discussion of executive compensation, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

As an advisory vote, this proposal is not binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR – ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Corporation is submitting a proposal to its stockholders for an advisory vote as to whether the stockholder advisory vote to approve the compensation of our named executive officers – Proposal Three above – should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

RESOLVED, that the highest number of votes cast by the stockholders of ActiveCare, Inc. for the following options shall be the preferred frequency with which ActiveCare, Inc. is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement: (a) yearly or (b) every two years or (c) every three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). The Board of Directors believes that this frequency is appropriate for a number of reasons, including:

●	A triennial vote will allow stockholders to more appropriately evaluate the compensation policies, practices and programs in relation to the Corporation’s long-term performance; and

●
A triennial vote encourages a longer-term view of compensation by stockholders by allowing them an appropriate timeframe to evaluate the Corporation’s performance and overall effectiveness of the executive compensation program.

For the foregoing reasons, the Corporation encourages its stockholders to evaluate the Corporation’s executive compensation programs over a multi-year horizon and to review its named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table above. In addition, the Corporation believes that a triennial advisory vote on executive compensation reflects the appropriate time frame for the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to its executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after the Corporation has implemented its executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, the Corporation expects that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FIVE – APPROVAL OF 2013 EQUITY COMPENSATION PLAN

Stockholders are requested in this Proposal to consider and approve the ActiveCare 2013 Equity Compensation Plan (the “2013 Plan”). The Board of Directors adopted, subject to stockholder approval, the 2013 Plan for non-employee directors, consultants and employees of the Corporation and its subsidiaries, effective January 28, 2013.  No awards will be made under the 2013 Plan unless and until the 2013 Plan is approved by the Corporation’s stockholders and the Authorized Share Increase proposal described in this Proxy Statement has been approved and adopted.

The Board believes that awards to executives under the 2013 Plan will promote the success and enhance the value of the Corporation by:

●
Closely associating the interests of management, employees and consultants of the Corporation, with the stockholders of the Corporation by reinforcing the relationship between participants’ rewards and stockholder gains;

●	Providing management and employees with an equity ownership in the Corporation commensurate with Corporation performance, as reflected in increased stockholder value;

●	Maintaining competitive compensation levels; and

●	Providing an incentive to management and employees to remain in continuing employment with the Corporation and to put forth maximum efforts for the success of its business.

The 2013 Plan permits the Compensation Committee to grant various types of equity awards, including incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2013 Plan is set forth below. The summary is qualified by reference to the full text of the 2013 Plan, which is attached as Exhibit B to this Proxy Statement.

Administration

The Compensation Committee of the Board of Directors will administer the 2013 Plan. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Corporation who are subject to Section 16 of the Exchange Act, or employees who are “covered employees” within the meaning of Section 162(m). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an “outside director” pursuant to Section 162(m).

The Compensation Committee will have the exclusive authority to administer the 2013 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2013 Plan include employees, directors, and certain consultants of the Corporation, and all of the employees of the Corporation and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

The maximum number of shares of common stock available for issuance under the 2013 Plan is 500,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2013 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2013 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Corporation or any of its subsidiaries will not be counted against the shares available for issuance under the 2013 Plan. Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of stockholder approval of the 2013 Plan or (b) if the return of shares would require additional stockholder approval of the 2013 Plan pursuant to applicable rules of any exchange on which the shares of the Corporation may be then listed. The shares of common stock covered by the 2013 Plan may be authorized but unissued shares, or shares purchased in the open market.

Awards

The 2013 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, unrestricted stock, other stock-based awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2013 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and non-statutory stock options may be granted pursuant to the 2013 Plan. The option exercise price of all stock options granted pursuant to the 2013 Plan will be at least 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Corporation upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Corporation will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2013 Plan. A restricted stock award is the grant of shares of common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

A stock appreciation right (an “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. Payments will be made by the Corporation in cash or common stock.

The other types of awards that may be granted under the 2013 Plan include deferred stock, restricted stock, and other stock-based awards.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2013 Plan, then the Compensation Committee will make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2013 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Corporation or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2013 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2013 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2013 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2013 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2013 Plan. In addition, without approval of the Corporation’s stockholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2013 Plan in connection with changes in the Corporation’s capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2013 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

The 2013 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2013 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2013 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2013 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2013 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Non-statutory Stock Options.  For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a non-statutory stock option (an “NSO”) under the 2013 Plan, but upon the exercise of an NSO will recognize ordinary income, and the Corporation generally will be entitled to a deduction. The amount of income recognized (and the amount generally deductible by the Corporation) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.  An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (an “ISO”); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Corporation (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of common stock.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Corporation generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock.  A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Corporation generally will not then be entitled to a deduction, unless, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Corporation generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefore. If an election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore and the Corporation will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Performance Awards.  A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Corporation will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and the Corporation will be entitled to a corresponding deduction.

Section 162(m) Limitation.  In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”  Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Corporation’s stockholders.

The 2013 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2013 Plan allows the Compensation Committee to designate as “Section 162(m) Participants” employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2013 Plan. The Corporation’s stockholders are also being asked in this proposal to approve the performance goals established in the 2013 Plan.

Performance Goals Under the 2013 Plan

General.  As described above, the 2013 Plan contains performance goals that govern the grant of certain awards under the 2013 Plan. The Corporation is requesting that the stockholders approve the performance goals for the grant of certain awards under the 2013 Plan to comply with the requirements of Section 162(m) and regulations promulgated thereunder, as discussed above.

Eligible Employees.  Awards  under the 2013 Plan are limited to Section 162(m) Participants who are selected by the Compensation Committee to participate. However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).

Administration of Performance Goals.  The Compensation Committee has discretion to determine if awards under the 2013 Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any awards other than options or SARs are so intended to qualify, then, within 90 days of the start of each performance period, the Compensation Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and (iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period. The Compensation Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2013 Plan, the Corporation’s fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).

The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2013 Plan are based on any or all of the following business criteria with respect to the Corporation, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Each business criterion will be determined in accordance with generally accepted accounting principles, or will be subject to such adjustments as the Compensation Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.

The Compensation Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2013 Plan. In determining the amounts paid to any Section 162(m) Participant, the Compensation Committee has the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.

New Plan Benefits

No awards will be granted under the 2013 Plan until it is approved by the Corporation’s stockholders. In addition, awards granted under the 2013 Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan or the benefits that would have been received by such participants if the 2013 Plan had been in effect in the year ended September 30, 2012.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the 2013 Plan. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the 2013 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ACTIVECARE, INC. 2013 EQUITY COMPENSATION PLAN.

PROPOSAL SIX – RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Accountants

On September 25, 2012 (the “Dismissal Date”), we dismissed Hansen Barnett & Maxwell, P.C. (“HBM”) as our independent registered public accounting firm. The decision was made by our Audit Committee.  We have engaged Tanner LLC (“Tanner”) as our new independent registered public accounting firm. The appointment of Tanner was approved by our Audit Committee.  We filed a Current Report on Form 8-K with the SEC to report this change in auditors.

The reports of HBM on the Corporation’s financial statements for the fiscal years ended September 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the reports did contain an explanatory paragraph discussing that there was substantial doubt about the Registrant’s ability to continue as a going concern.

During the Corporation’s fiscal years ended September 30, 2011 and 2010, and the subsequent period through the Dismissal Date, there were (i) no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HBM would have caused HBM to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the ineffectiveness of the Corporation’s internal control over financial reporting due to the material weaknesses that were disclosed in the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2011 and the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, related to (1) the Corporation’s control environment, and (2) the Corporation’s financial reporting process.  Specifically, the Corporation had ineffective controls over (a) period end financial disclosure and reporting processes; (b) communication of material transactions between management and accounting personnel; and (c) the accounting for and disclosure of the valuation and recording of certain equity and financing arrangements, as well as the accounting and disclosure of the acquisition of 4G Biometrics, LLC.

The Corporation provided HBM with a copy of the disclosures made in the Current Report on Form 8-K and requested that HBM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the Corporation’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by HBM was attached as Exhibit 16.1 to the Current Report.

On September 25, 2012, the Corporation engaged Tanner as the Corporation’s new independent registered public accounting firm. The appointment of Tanner was approved by the Audit Committee of the Board of Directors. During the two most recent fiscal years ended September 30, 2011 and 2010 and the subsequent period through September 25, 2012, we did not consult with Tanner on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Corporation’s financial statements, and Tanner did not provide either a written report or oral advice to the Corporation that was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The stockholders have been asked to ratify the appointment of Tanner as our independent registered public accounting firm for the year ending September 30, 2013, on an advisory basis.  Ratification of the selection or appointment of the independent auditors of the Corporation is not required. However, if the stockholders fail to ratify its selection, the Audit Committee may reconsider its decision.  Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests.

Fees Paid to Auditors

Audit Related Fees, Tax Fees, Audit Related Fees, and All Other Fees

Audit services consist of the audit of our annual consolidated financial statements, and other services related to filings and registration statements filed by us and other pertinent matters.

During the year ended September 30, 2012, Tanner performed audit and audit related services including the audit of the annual consolidated financial statements of the Corporation and its subsidiaries for 2012 and audit related services for the audits of 4G and Green Wire LLC and its affiliated entities (“Green Wire”), in connection with their acquisition by the Corporation, and the filings by the Corporation on Form 8-K. Tanner did not perform any financial information systems design and implementation services for the Corporation.  Tanner incurred fees of $99,000 for audit services and $141,000 for audit-related services with respect to the year ended September 30, 2012.

During years ended September 30, 2012 and 2011, HBM provided services consisting of the audit of the annual consolidated financial statements of the Corporation for the fiscal year 2011, reviews of the quarterly financial statements for the fiscal years 2012 (quarters ended December 31, 2011, March 31, 2012, and June 30, 2012) and 2011 (all quarters), and accounting consultations, consents, and other services related to SEC filings and registration statements that were filed by the Corporation and its subsidiaries. HBM did not perform any financial information systems design and implementation services for the Corporation for the years ended September 30, 2012 or 2011.

Audit fees paid to HBM for fiscal years 2012 and 2011 totaled approximately $116,000 and $73,000, respectively.

Auditor Independence

Our Audit Committee considered that the work done for us in fiscal year 2012 by HBM and Tanner was compatible with maintaining HBM and Tanner’s independence.

Tanner has advised us that it has no direct or indirect financial interest in the Corporation or in any of its subsidiaries and that it has had, during the last three years, no connection with the Corporation or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described above.

Representatives of Tanner are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE
RATIFYING THE SELECTION OF TANNER LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013.

OTHER BUSINESS

We know of no other matters that will be presented at the Annual Meeting.  If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of either document to any stockholder upon written request to Investor Relations, ActiveCare, Inc., 5095 West 2100 South, Salt Lake City, Utah 84120 or macton@ActiveCare.com.

Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

STOCKHOLDER PROPOSALS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. Stockholders who intend to present proposals at the 2014 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Corporation not later than August 15, 2013. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Corporation’s 2014 proxy materials.

ANNUAL REPORT

We will provide, without charge, to each stockholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of our Annual Report on Form 10-K for the year ended September 30, 2012, including the financial statements, as filed with the SEC.  The requested document will be sent by first class mail or other equally prompt means.  Written or oral requests for such information should be directed to Mr.  Michael G. Acton, Chief Financial Officer, ActiveCare, Inc., 5095 West 2100 South, Salt Lake City, Utah 84120.

ACTIVECARE, INC.

By order of the Board of Directors

/s/ Michael G. Acton
Michael G. Acton
Chief Financial Officer, Secretary, Treasurer